CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 333-48456 on Form N-1A of our reports dated as detailed below, relating to the financial statements and financial highlights of Met Investors Series Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust, for the year ended December 31, 2009. The Trust is comprised of the following portfolios with the respective report dates:

Fund Name	Report Date
American Funds Balanced Allocation Portfolio	February 25, 2010
American Funds Growth Allocation Portfolio	February 25, 2010
American Funds Moderate Allocation Portfolio	February 25, 2010
Met/Franklin Templeton Founding Strategy Portfolio	February 26, 2010
MetLife Aggressive Strategy Portfolio	February 26, 2010
MetLife Balanced Strategy Portfolio	February 26, 2010
MetLife Defensive Strategy Portfolio	February 26, 2010
MetLife Growth Strategy Portfolio	February 26, 2010
MetLife Moderate Strategy Portfolio	February 26, 2010
Met/Templeton International Bond Portfolio	February 26, 2010
Clarion Global Real Estate Portfolio	February 26, 2010
Harris Oakmark International Portfolio	February 26, 2010
MFS® Emerging Markets Equity Portfolio	February 25, 2010
MFS® Research International Portfolio	February 25, 2010
American Funds Bond Portfolio	February 25, 2010
American Funds Growth Portfolio	February 25, 2010
American Funds International Portfolio	February 25, 2010
Batterymarch Growth and Income Portfolio	February 26, 2010
BlackRock Large Cap Core Portfolio	February 25, 2010
Goldman Sachs Mid Cap Value Portfolio	February 25, 2010
Janus Forty Portfolio	February 25, 2010
Lazard Mid Cap Portfolio	February 25, 2010
Legg Mason Partners Aggressive Growth Portfolio (now known as Legg Mason ClearBridge Aggressive Growth Portfolio)	February 25, 2010
Legg Mason Value Equity Portfolio	February 25, 2010
Lord Abbett Growth and Income Portfolio	February 26, 2010
Lord Abbett Mid Cap Value Portfolio	February 25, 2010
Met/AIM Small Cap Growth Portfolio (now known as Invesco Small Cap Growth Portfolio)	February 25, 2010
Met/Templeton Growth Portfolio	February 25, 2010
Oppenheimer Capital Appreciation Portfolio	February 25, 2010
Pioneer Fund Portfolio	February 26, 2010
Rainier Large Cap Equity Portfolio	February 25, 2010
RCM Technology Portfolio	February 25, 2010
T. Rowe Price Mid Cap Growth Portfolio	February 25, 2010

Third Avenue Small Cap Value Portfolio	February 25, 2010
Turner Mid Cap Growth Portfolio	February 25, 2010
Van Kampen Comstock Portfolio	February 26, 2010
Van Kampen Mid Cap Growth Portfolio (now known as Morgan Stanley Mid Cap Growth Portfolio)	February 26, 2010
Dreman Small Cap Value Portfolio	February 25, 2010
Loomis Sayles Global Markets Portfolio	February 26, 2010
Met/Franklin Mutual Shares Portfolio	February 26, 2010
SSgA Growth and Income ETF Portfolio	February 25, 2010
SSgA Growth ETF Portfolio	February 25, 2010
BlackRock High Yield Portfolio	February 26, 2010
Lord Abbett Bond Debenture Portfolio	February 26, 2010
PIMCO Inflation Protected Bond Portfolio	February 26, 2010
PIMCO Total Return Portfolio	February 26, 2010
Pioneer Strategic Income Portfolio	February 26, 2010
Met/Franklin Income Portfolio	February 26, 2010

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 30, 2010